UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2002

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

4120 Dublin Boulevard, Suite 400, Dublin, CA 94568
(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Item 5. Other Events.

                On December 2, 2002, Barclay Simpson announced that he intended to donate 2,000,000 shares of Simpson Manufacturing Co., Inc. common stock (approximately 8.2% of the outstanding shares) to the Simpson PSB Fund, his charitable trust. The timing of the gift and the ultimate disposition of the shares has not been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	December 4, 2002	By	/s/Michael J. Herbert
Michael J. Herbert
Chief Financial Officer